UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 21, 2008

HERITAGE FINANCIAL GROUP
(Exact name of Registrant as specified in its charter)

United States	000-51305	45-0479535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
 (Address of principal executive offices)

(229) 420-0000
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     RESULTS OF OPERATIONS.

On October 22, 2008, Heritage Financial Group issued a press release announcing its financial results for the third quarter and nine months ended September 30, 2008.  The full text of the press release is set forth in Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 8.01.     OTHER EVENTS

In the press release issued on October 22, 2008, the Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.07 per common share.  The dividend will be paid on November 21, 2008, to stockholders of record as of November 7, 2008.

The Company also announced that the Board has approved a new stock buyback plan, authorizing the repurchase of up to 125,000 shares, or approximately 5% of its currently outstanding publicly held shares of common stock.  The repurchases may be made from time to time in open-market or negotiated transactions as deemed appropriate by the Company and will depend on market conditions.  The new program will expire in October 2009 unless completed sooner or otherwise extended.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	99	Press Release dated October 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP

Date:	October 22, 2008	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

99	Copy of press release issued by the Company on October 22, 2008.